                                                                   Exhibit 10.10


PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED BY AN * AND [ ], HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.




                                      AGREEMENT

                                       BETWEEN

                    BAPTIST HEALTH SYSTEMS OF SOUTH FLORIDA, INC.

                                         AND

                                 CAREFLOW | NET, INC.



                                    MARCH 3, 1997

                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

1.  SCHEDULES.................................................................1

2.  DEFINITIONS...............................................................1

3.  TERM OF AGREEMENT.........................................................4
4.  PRODUCTS AND SERVICES.....................................................5
5.  DEVELOPMENT OF THE APPLICATIONS...........................................5
6.  SOFTWARE LICENSE..........................................................7
7.  OBLIGATIONS OF BHS........................................................9
8.  SUPPORT SERVICES.........................................................10
9.  PRICES;  PAYMENT TERMS...................................................11
10. INTELLECTUAL PROPERTY RIGHTS;   PROPRIETARY INFORMATION..................12
11. WARRANTIES; INDEMNIFICATION..............................................13
12. LIMITATION OF LIABILITY..................................................15
13. INSPECTION RIGHTS........................................................16
14. RISK OF LOSS.............................................................17
15. CAUSES BEYOND THE PARTIES' CONTROL.......................................17
16. TERMINATION..............................................................18
17. INJUNCTIVE RELIEF; PRE-ACCEPTANCE DISPUTE RESOLUTION.....................19
18. MISCELLANEOUS............................................................20

SCHEDULES
A   Description of Applications
B   Implementation Services
C   Implementation Project Plan
D   Support Services
E   Software Fees and Schedule of Payments
F   Supported Platforms
G   BHS Facilities

                                      AGREEMENT


This AGREEMENT is made as of March 3, 1997 between CareFlow | Net, Inc., a Delaware corporation located at 235 High Street, Suite 410, Morgantown, WV 26505 ("CFN"), and Baptist Health Systems of South Florida, Inc., a Florida not-for-profit corporation located at 8900 North Kendall Drive, Miami, FL 33176-2197 ("BHS").

WHEREAS, BHS desires to procure the development of, obtain a non-exclusive license to, and use one or more computer software applications from CFN and obtain from CFN certain technical support services for such applications, to meet certain of BHS's clinical, administrative and operational business requirements of its healthcare service business , and CFN desires to develop and supply to BHS such applications and support services, and to grant such license, as set forth in this Agreement, and

WHEREAS, BHS desires to procure software applications that will be designed and maintained to conform to standards approved by OMG (the Object Management Group), and CFN desires to develop, supply and maintain such software applications,

NOW, THEREFORE, in consideration of the premises, the covenants and the agreements contained herein, as well as other valuable consideration CFN and BHS covenant and agree as follows:

1.  SCHEDULES.
    ---------

    The following Schedules are attached to and made part of this  Agreement :

    1.1   Schedule A: Description of Applications
    1.2   Schedule B: Implementation Services
    1.3   Schedule C: Implementation Project Plan
    1.4   Schedule D: Support Services
    1.5   Schedule E: Software Fees and Schedule of Payments
    1.6   Schedule F: Supported Platforms
    1.7   Schedule G: BHS Facilities


2.  DEFINITIONS.

    In this Agreement the following expressions shall have the meanings given to them below.

    ACCEPTANCE: The acceptance of the accomplishment of a Milestone or of an Application by BHS, pursuant to Section 5 of this Agreement; provided, however, that Acceptance will be deemed to have occurred on the first Live Date for any Application.

    ACCEPTANCE DATE: The acceptance date(s) for a Milestone or an Application, as the case may be.

    AGREEMENT: This Agreement, the Schedules attached hereto, and all Change Orders, if any, which are incorporated herein by reference.

    APPLICATION: A software application to be provided by CFN that is named separately by CFN, which is usually designed to support a particular business function, as described in SCHEDULE A: APPLICATIONS. Each Application shall include any future Minor Releases relating to such Application issued in any period during which Support Services are being provided with respect to such Application.

    BHS AFFILIATES: Medical personnel affiliated with BHS, to the extent that such personnel directly provide medical care and services to patients treated at any of the BHS Facilities.

    BHS AFFILIATES FACILITIES: All present and future facilities, other than BHS Facilities, at which BHS Affiliates provide patient care services to patients treated at any of the BHS Facilities, which facilities shall only have access to the Applications by means of Web browsers.

    BHS FACILITIES: All present and future healthcare facilities owned or operated by BHS; provided, however, that BHS Facilities shall not include any otherwise unaffiliated healthcare facilities or entities to which BHS may now or in the future provide administrative or managerial, but not
    medical, services.   BHS Facilities shall also include the offices of any
    physicians affiliated with BHS to the extent that such physicians directly provide care to patients treated at any of the BHS Facilities enumerated above.

    CHANGE ORDER: A written order signed by both parties authorizing a change in or addition to any Application, the addition of new Applications, or a change in the scope or completion due date of the Implementation Services. Any Change Order relating to a new Application shall include provisions with regard to Permitted Users and payment terms relating to delivery of the Application and the Support Services related thereto.

    CPI: The Consumer Price Index published for All Urban Consumers: U. S. City Average for All Items, by the United States Department of Labor, Bureau of Labor Statistics as derived for the previous calendar year, or if this index is no longer published, a comparable index.

    DOCUMENTATION: The paper, magnetic, optical or electronic media based information related to any Application and provided by CFN (on an as available basis), which may include existing and future user guides, Minor Releases, reference manuals, operational manuals, reference guides describing the interactive and batch processing, operation, tuning, trouble-shooting, and control and management of such Application.

    EFFECTIVE DATE: The date set forth in the first paragraph of this Agreement.

    HARDWARE:  The equipment on which the Application runs.

    CFN SERVICE RATES:   The rates in effect from time to time for services
    provided by CFN personnel (or personnel of CFN sub-contractors), other than pursuant to annualized Support Service agreements, which rates, as of the date of this Agreement, are set forth in SCHEDULE E: APPLICATION SOFTWARE FEES - CFN SERVICE RATES.

    IMPLEMENTATION PROJECT PLAN: The detailed schedule of delivery of the Applications as set forth in SCHEDULE C: IMPLEMENTATION PROJECT PLAN.

    IMPLEMENTATION SERVICES: The services furnished by CFN under the Agreement, as set forth in SCHEDULE B: IMPLEMENTATION SERVICES.

    LICENSE: The license to use the Applications, as defined in this Agreement, granted to BHS in Section 6 of this Agreement.

    LIVE DATE:   The Live Date for an Application is the first date on which the Application is used by BHS to process actual patient data.

    LIVE TEST PERIOD: A 30 day period commencing with Milestone 5 and preceding the Live Date during which the Applications will be tested with non-mission critical clinical data.

    MAJOR RELEASE: An upgrade of an Application that: (i) contains significant enhancements in software functionality; or (ii) requires a conversion of the data files for its implementation at BHS; or (iii) requires a change in or addition to the Hardware for its implementation at
    BHS.   A Major Release may, in addition, also include the components of a
    Minor Release.

    MINOR RELEASE: An update to an Application that provides one or more of the following: (i) additional functionality; (ii) updates to the Reference Files; (iii) performance improvements, and (iv) "bug fixes" and does not include the other components of a Major Release.

    MILESTONE: Achievement of a defined project plan objective, as set forth in SCHEDULE C: IMPLEMENTATION PROJECT PLAN.

    OEM SOFTWARE: Software applications owned or licensed by third parties and acquired by or licensed to BHS from such third parties, including, without limitation, the software applications of the Supported Platforms.

    OEM PRODUCTS:  Hardware and OEM Software.

    PERMITTED USES: Uses of the Applications within the BHS Facilities (or within the BHS Affiliates Facilities solely by means of Web browser technology) by Permitted Users solely in the conduct of the business of providing healthcare services to patients of the BHS Facilities and not to process the data of any third parties.

    PERMITTED USERS:  All BHS employees and  BHS Affiliates.

    PROCESSOR:    Central processing unit (CPU) of any computer.

    PROJECT MANAGER:    An individual designated by either party pursuant to
    Section 5.9.1 of this Agreement.

    SOURCE CODE:   Both machine readable and human readable copies of an
    Application, consisting of instructions to be executed upon a computer in the language used by its programmer (i.e., prior to compilation or assembly), in a form in which the program logic or the Application is deducible by a human being, full commented, and including all flow diagrams and all other documentation and manuals which would allow persons who are experienced computer programmers, but who are unfamiliar with the Application, to properly effect modifications, enhancements and support for that Application.

    SUPPORT SERVICES: The support services to be provided by CFN in accordance with SCHEDULE D: SUPPORT SERVICES.

    SUPPORTED PLATFORMS:   The system environment supported by the
    Applications, in which the Applications are designed to run, consisting of the combination of the OEM Products, operating systems, networking environments, database management systems, file management systems, middleware, Web browser and utilities and tools, as set forth in SCHEDULE
    F: SUPPORTED PLATFORMS.

    Other terms are defined in the various Schedules and in the body of this Agreement.


3.  TERM OF AGREEMENT.

    3.1 Except as set forth in Section 6 or as earlier terminated in accordance with its terms, this Agreement shall be for a term commencing on Effective Date and ending the later of (i) one (1) year after the date of acceptance of the Applications or the (ii) termination of Support Services with regard to the Applications in accordance with the terms of this Agreement. This Agreement may be terminated earlier or extended beyond that date by mutual agreement of both parties.


4.  PRODUCTS AND SERVICES.

    4.1 BHS hereby engages CFN (i) to develop and deliver the Applications and the Implementation Services in accordance with the specifications and timetable set forth in SCHEDULE A: DESCRIPTION AND APPLICATIONS and SCHEDULE B: IMPLEMENTATION SERVICES and SCHEDULE C: IMPLEMENTATION PROJECT PLAN, and (ii) to provide the Support Services, as set forth in SCHEDULE
    D: SUPPORT SERVICES, and CFN agrees to develop and deliver the Applications, provide the Implementation Services, grant a non-exclusive license, and provide the Support Services to BHS, on the terms and conditions set forth herein.

    4.2 CFN may be requested to perform such additional services, duties and tasks for such compensation as shall be mutually agreed upon between CFN and BHS, and set forth in Change Orders. CFN shall only be obligated to perform such additional services, duties and tasks as to which it shall agree in writing in such Change Orders. Unless otherwise specified, Change Orders shall be governed by the terms and conditions of this Agreement.


5.  DEVELOPMENT OF THE APPLICATIONS

    5.1 CFN agrees to use its best efforts to develop, produce and license to BHS the Applications, as described in the SCHEDULE A: DESCRIPTION OF APPLICATIONS, on the terms and conditions hereinafter set forth.

    5.2 BHS shall procure and purchase all OEM Products, including but not limited to the OEM Products set forth in SCHEDULE F: SUPPORTED PLATFORMS or described in SCHEDULE A: DESCRIPTION OF APPLICATIONS directly from their respective producers or their designated distributors or vendors, without the involvement of CFN. BHS also shall be solely responsible for the operation and maintenance of the OEM Products, and the timely procurement, operation and maintenance of the OEM Products shall be a continuing condition of CFN's obligations to develop and deliver the Applications and to provide the Implementation Services and the Support Services. CFN shall not be responsible for any delay or failure to complete the development of any Application, or failure to operate properly of any Application, which failure or delay results from the use of OEM Products other than those set forth in SCHEDULE F: SUPPORTED PLATFORMS or described in SCHEDULE A: DESCRIPTION OF APPLICATIONS or otherwise designated by CFN, or from the malfunction of any OEM Product.

    5.3 The Applications shall be developed substantially in accordance with the requirements set forth in SCHEDULE A: DESCRIPTION OF APPLICATIONS; however, CFN and BHS acknowledge that there may be variations in the Applications from the description in SCHEDULE A: DESCRIPTION OF APPLICATIONS to which the parties shall agree in writing during the course of the development of the Applications (which writings shall be incorporated by reference into and become a part of this Agreement). CFN agrees to proceed promptly with the development of the Applications, and the parties agree that it is an objective that the Applications will be operational and ready for BHS's use approximately six months after the effective start date described in SCHEDULE C: IMPLEMENTATION PROJECT PLAN.
     CFN shall provide the Applications in Object Code. CFN shall deliver such Documentation as it shall determine is required in connection with each Application on or before the commencement of the Live Test Period.

    5.4 Upon receipt of notice from CFN that a Milestone, as set forth in SCHEDULE C: IMPLEMENTATION PROJECT PLAN has been achieved, BHS shall promptly commence such acceptance testing as described in Section 5.5 hereunder of the developments achieved, and shall notify CFN in writing as soon as practicable, and, in any event, not later than 15 business days after the delivery of the notice of the Milestone by CFN to BHS, as to whether or not the developments achieved are acceptable to BHS. In the event of BHS's failure to so advise CFN in writing within such time period, such Milestone will be deemed to have been achieved and accepted by BHS. BHS shall accept the Applications and the developments achieved at each Milestone unless they fail in material respects to meet the acceptance test
    criteria established pursuant to Section 5.5.    In the event the

    Applications or any development achieved in accordance with SCHEDULE A:
    DESCRIPTION OF APPLICATIONS are not accepted by BHS, BHS's notice shall specify in detail in what respects the Application or the development fails to so conform with the terms of this Agreement and SCHEDULE A: DESCRIPTION OF APPLICATIONS , subject to any agreed upon variations as noted in Section 5.3.

    5.5 Applications and the developments to be completed at each Milestone shall be tested in accordance with a procedure agreed upon in writing by BHS and CFN. Such procedure shall (i) be based on the intended input, output, and operation of the Applications and such developments as set forth in SCHEDULE A: DESCRIPTION OF APPLICATIONS, (ii) include criteria for determining the time for commencement of the Live Test Period, and
    (iii) be incorporated by reference into and become a part of this Agreement. CFN shall deliver to BHS on or prior to the Milestones a statement defining the testing procedures and requirements for each development or completed Application, which statement shall be subject to the written approval of BHS. BHS shall review such statement and give its approval or suggested changes, in reasonable detail, in writing within 10 days of receipt of the statement. If BHS does not respond in writing to the statement within such 10 day period, the statement will be deemed to have been accepted by BHS. CFN and BHS shall use their best efforts to agree to a procedure and requirements for acceptance testing in accordance with the foregoing.

    5.6 In the event that any development or Application is not accepted pursuant to Sections 5.3 - 5.5 above, CFN shall promptly proceed to make any corrections which are required by this Agreement in order to meet such acceptance test criteria and BHS shall repeat the applicable acceptance test in accordance with such Sections until such development or Application meets, in all in material respects, the acceptance test criteria established pursuant to Section 5.5.

    5.7 BHS shall promptly notify CFN if at any time during the acceptance testing, BHS becomes aware that any development or Application being tested does not meet the acceptance test criteria established pursuant to
    Section 5.5.

    5.8 The acceptance testing shall be conducted on the OEM Hardware at the BHS Facilities. CFN reserves the right to participate in the acceptance testing in order to monitor such testing and to demonstrate that any of the developments or Applications conform to the acceptance test criteria. BHS agrees to cooperate with CFN in connection with the acceptance testing.

    5.9.1 Each party shall designate a Project Manager who shall be available to consult with each other to resolve any problems and provide any information reasonably required in connection with the development and operation of the Applications during their development and throughout any period for which CFN is obligated to provide Support Service pursuant to the terms of this Agreement. The individual designated by either party as its Project Manager may be changed from time to time by such party, in its sole discretion.

    5.9.2 All reports, notices and communications related to the Applications, including determinations and notices of Acceptances, and the Implementation Project Plan shall be delivered by, and directed to, the respective Project Managers.


6.  SOFTWARE LICENSE.

    6.1 Subject to the terms and conditions set forth below, CFN hereby grants to BHS a nonexclusive, nontransferable license for use of the Applications solely by the Permitted Users (the "License") for the Permitted Uses.

    6.2 The License to use Applications shall be subject to payment of the license fees and compliance with usage limitations specified in SCHEDULE E:
    SOFTWARE FEES AND SCHEDULE OF PAYMENTS exclusively on the Supported Platforms for the Permitted Uses.

    6.3 The Applications may be accessed and used only from locations within the BHS Facilities and the BHS Affiliates Facilities.

    6.4 Commencing with the achievement of the first Milestone, the Applications may be used solely for testing and training purposes by accessing a designated database that has been set up for testing or training purposes. Subject only to the performance of the tests to be performed during the Live Test Period, in no event shall such use permit BHS to access the "live" or production version of the Applications or to use the Applications to process any live patient database.

    6.5 Commencing with the payment in full of the respective License fees and the Implementation Service fees set forth in SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS, the License shall be effective with regard to use of the respective Applications for "live" operational purposes.

    6.6 The License for each Applications shall be perpetual with regard to the number of processors set forth on SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS.

    6.7 Notwithstanding Section 6.6, if BHS does not use any Application for a period of six (6) months for any reason, the License for such Application shall terminate automatically at the end of such six (6) month period.
    BHS shall notify CFN if it discontinues the use of any Application, but the failure of BHS to so notify CFN shall not affect the applicability of this section. Notwithstanding the foregoing, if BHS notifies CFN that it intends to suspend or delay initiation of use of an Application for one (1) period of up to six (6) months, the provisions of the first sentence of this section shall not be applicable for the period as to which such notice was given.

    6.8 Should BHS desire to increase the number of processors (or users) subject to the License for any Application, it shall notify CFN in writing and an additional license fee for each such additional processor in an amount equal to the per-processor (or user) fee set forth on SCHEDULE E:
    SOFTWARE FEES AND SCHEDULE OF PAYMENTS shall be paid prior to the activation or use of any Application on such additional processors. However, BHS may not add processors to the License for any Application that depends for its operation on another Application or Applications unless it adds the same number of processors to the License(s) for such other Application(s). For example, it may add processors for middleware Applications if it has added processors for all back-end Applications and for front-end Applications if it has added processors for all back-end and middleware Applications, as such Applications are described in SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS.

    6.9 BHS may prepare a reasonable number of copies of the Applications for internal use, solely for archival and backup purposes. All copies of Software and Documentation shall contain the proprietary notices appearing on the copies initially furnished by CFN and shall be subject to the terms and conditions of this Agreement. BHS must maintain an accurate record of the location of such backup copies at all times. Such record may be inspected and verified by CFN at any time during normal business hours (9:00 A.M. to 5:00 P.M. local time).

    6.10 No Application shall be changed or modified, other than by CFN, without the prior written consent of CFN.

    6.11 A Minor Release shall be deemed to be subject to, and included in, the License for the Applications to which such Minor Release relates. A Major Release shall be deemed to be a new software application. BHS shall have the option to obtain a license for any Major Release or any other new software application or product for which CFN makes licenses available on a non-exclusive basis, on the terms set forth on SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS.

    6.12  BHS may not grant any sublicense to any License granted to it by CFN.

    6.13 CFN shall include copyright, proprietary and/ or trade secret notices on or with the Applications and Documentation, and BHS shall not remove or modify any such notice and shall maintain, reproduce and include all such copyright, proprietary and/ or trade secret notices on all copies, including backup copies, of the Applications and any media containing the Applications or any part thereof.

    6.14 Upon Acceptance of any Application, CFN shall deliver the Source Code corresponding to the subject Application to an escrow agent, which shall be such firm or person as to whom the parties shall mutually agree, pursuant to an escrow agreement. The Source Code for the Applications included in the escrow shall be updated by CFN at any time any Minor Release or other modification is delivered to BHS and not less frequently than semi-annually, including all changes to the Source Code since the previous deposit. The escrow agreement shall provide, among other things, that the Source Code shall be delivered to BHS only in the event of (i) as to all the Applications, (A) a filing by CFN of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors, or the entering against CFN of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days, or (B) a cessation of business activities by CFN, or (ii) as to any particular Application, if CFN discontinues Support Services for such Application AND does not make available a successor product with a "migratory" transition capability; provided, that at the time of the occurrence of an event set forth in clause (i) or (ii) above, the Applications are subject to Software Support agreements and provided, further, that such

    Source Code, if so delivered, shall be used by BHS solely in connection with its use of the Applications and not for sale to others or for any other purposes.


7.  OBLIGATIONS OF BHS.

    In connection with the development of the Applications and provision of the Support Services by CFN hereunder, BHS shall, in addition to its other obligations hereunder, provide for, or perform, the following at BHS's own cost and expense:

    7.1   BHS will, within the timeframe set forth in SCHEDULE C:
    IMPLEMENTATION PROJECT PLAN, purchase, operate and maintain all Supported Platforms and OEM Products in conformity with the specifications set forth in SCHEDULE F: SUPPORTED PLATFORMS, including but not limited to all Hardware, operating system software, database management systems, file management systems, middleware, reference information (if any), knowledge bases (if any), utilities and tools (if any) and any other OEM Software directly from their respective producers or their designated distributors or vendors, without the involvement of CFN.

    7.2 BHS will deal with third party vendors directly with regard to licensing from them any products or purchasing from them any services related to any applications, gateways, tools, interfaces or any other software or services that may be required by such third parties in order to interface with the Applications.

    7.3 BHS shall provide to CFN access to the OEM Products and appropriate hardware and software facilities to enable CFN to develop and test the Applications on a timely basis and to otherwise perform its obligations hereunder.

    7.4 BHS shall provide a complete list of the current BHS Facilities, which shall be set forth as SCHEDULE G: BHS FACILITIES not later than the date of the first Milestone and shall promptly provide CFN with revisions of such schedule reflecting any additions or deletions of such facilities as they occur. The use of the Applications at or from any location other than a BHS Facility set forth on such schedule, as revised from time to time, or a BHS Affiliates Facility solely by means of Web browser technology, shall not constitute a Permitted Use.

8.  SUPPORT SERVICES.

    8.1 CFN shall provide BHS with the Support Services set forth in SCHEDULE D: SUPPORT SERVICES upon the terms and conditions set forth below.

    8.2 The Support Services for each Application shall be provided on an annual basis, commencing upon the first of the month immediately following the Live Date of each Application, for a minimum of one (1) year, and shall thereafter be automatically renewed on a yearly basis, unless BHS provides CFN at least 60 days' advance notice prior to the annual renewal anniversary date of its intent not to renew the Support Services; provided, however, that as to any annual period commencing three (3) years from the applicable Live Date, CFN may notify BHS, on not less than 90 days prior


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

    written notice of its intention to terminate the availability of Support Services, or change the nature of the Support Services or the fees therefor at the end of the then current annual period.

    8.3 BHS may choose whether or not to renew the Support Services for the Applications on an individual basis; provided, however, it may not renew the Support Services for any Application that depends for its operation on another Application or Applications unless it renews for such other Application(s). For example, it may renew Support Services for middleware Applications if it has renewed for all back-end Applications and for front-end Applications if it has renewed for all back-end and middleware Applications, as such Applications are described in SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS.

    8.4 BHS shall not receive any Minor Releases relating to any Application for which Support Services have been terminated. Major Releases shall be deemed to be new software applications and shall not be delivered as part of the Support Services relating to existing Applications.

    8.5 CFN shall not be obligated to provide Support Services hereunder with regard to any Application (or for any other Application that depends for its operation on such Application) if such Application has been changed or modified other than in compliance with Section 6.10, or if any platforms or OEM Products are used other than those set forth in SCHEDULE F: SUPPORTED PLATFORMS or described in SCHEDULE A: DESCRIPTION OF APPLICATIONS or otherwise designated by CFN.

    8.6   Any service provided by CFN other than as set forth on SCHEDULE D:
    SUPPORT SERVICES shall be subject to agreement by the parties and shall be provided by CFN on a time and materials basis at the CFN Service Rate then in effect, except as otherwise agreed to in writing by the parties.


9.  PRICES;  PAYMENT TERMS.

    9.1 BHS shall pay to CFN the fees and other payments for development of the Applications, the License, the Implementation Services and the Support Services in the amounts set forth in SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS and elsewhere in this Agreement.

    9.2 BHS shall pay all amounts due under this Agreement in full at the times specified in the applicable Schedules and provisions of this Agreement and, if not otherwise specified, such payments shall be mailed by BHS and postmarked within 30 days after receipt by BHS of the invoice therefor. Unless otherwise specified by CFN in writing, all payments made to CFN under this Agreement shall be mailed to CFN at its address for notice set forth in Section 17.8. Such payments shall be marked "Attention: Accounts Receivable."

    9.3 CFN has been advised that BHS currently is exempt from the payment of certain taxes under applicable federal and state laws. However, BHS is responsible for all taxes, however designated, measured or based on this Agreement, the Applications, the License and the Support Services, including state or local sales and use taxes, privilege or excise taxes, and any taxes or amounts in lieu thereof paid or payable in respect of the foregoing, if any, but excluding any Federal, state or local taxes levied against or measured by the net income of CFN.

    9.4 Payments more than 10 days past due shall bear interest at a rate equal to the lesser of (a) the prime commercial lending rate as published daily in the WALL STREET JOURNAL plus one percent per annum, compounded monthly, but not in excess of one and one half percent (1-1/2%) per month, or (b) the highest rate of interest allowable under applicable law. The interest on any past due amount shall be referred to as the "Late Charge."

10. INTELLECTUAL PROPERTY RIGHTS;   PROPRIETARY INFORMATION.

    10.1 BHS acknowledges that all developments, Applications and other work products developed by CFN for BHS pursuant to this Agreement or otherwise, including those that may be subject to intellectual property protection, including patent, copyright, trade secret, trademark or other proprietary protection, shall be owned by CFN (or CFN's third party licensors, as the case may be) exclusively. All Software and Documentation delivered to BHS by CFN shall be subject to the restrictions of this Section 10.

    10.2 BHS agrees to take any reasonable steps necessary to protect the proprietary rights of CFN (and CFN's suppliers or licensors), including but not limited to the display of patent, copyright, trademark, trade secret and other proprietary notices provided by CFN (and CFN's suppliers or licensors) on any copies, including backup copies, of the Applications and the Documentation. BHS agrees to take reasonable steps, at its own cost and expense, to keep the Applications and the Documentation free and clear of, or to remove, any claims, liens and legal processes of third parties of BHS, including creditors of BHS.


    10.3 BHS agrees to keep confidential the Applications, the Documentation, all specifications regarding the Applications, and all discussions, presentations and correspondence involving CFN's business or product plans and agrees not to disclose, sell, rent, reproduce or otherwise make all or any portion of these available to third parties unless all of the following conditions are met: 1) such disclosure is reasonably required in the
    operation or support of the Applications at BHS;   2) such parties are
    agents of BHS;  and 3) such third parties have signed a confidential
    disclosure agreement to the satisfaction of CFN directly with CFN.    CFN
    agrees to keep confidential all discussions, presentations and correspondence involving BHS's business and agrees not to disclose, sell, rent, reproduce or otherwise make all or any portion of these available to third parties unless all of the following conditions are met: 1) such disclosure is reasonably required in the operation or support of the
    Applications at BHS;   2) such parties are agents of CFN;  and 3) such
    third parties have signed a confidential disclosure agreement to the satisfaction of BHS directly with BHS.

    10.4 Each party shall take the same precautions for protecting confidential or proprietary information belonging to the other party as it does for its own information of a confidential or proprietary nature. To the extent either party's employees, agents and representatives are exposed to confidential information belonging to or in the custody of the other party, such persons shall take all reasonable steps to keep such information confidential. If requested, a party shall demonstrate to the other party that its employees, consultants and agents are obligated to it in writing to so protect the other party's confidential information. On notice of disclosure or possible breach of confidentiality, each party agrees to cooperate with the other for the purpose of injunctive relief and providing other relief to protect the interests of the injured party. The foregoing does not apply to any information: (i) currently in the public domain or rightfully in the possession of such party, (ii) subsequently entering the public domain for any reason other than a party's failure to meet its obligations under this Agreement, (iii) rightfully acquired by a party without obligation of confidentiality, and (iv) independently developed by a party without use of the other party's confidential information. In the event that either party becomes legally compelled (by interrogatories, subpoena, civil investigative demand or similar process) to make any disclosure that is prohibited by this Agreement, each party agrees that it will provide the other party with prompt notice of such event so that the other party may seek an appropriate protective order or other prompt appropriate remedy and/or waive compliance with the provision of this section. In the event that such protective order or other remedy is not obtained, or a party grants a waiver hereunder, the other party may furnish only that information that, in the written opinion of counsel reasonably acceptable to the party whose information may be subject to disclosure, the disclosing party is legally compelled to disclose or else be subject to liability for contempt or suffer other censure or penalty; provided, however, that the disclosing party shall use its best efforts to obtain reasonable assurance that, to the extent legally possible, confidential treatment will be accorded any information so disclosed.

    10.5 BHS shall not disassemble, decompile or reverse engineer the Applications; nor shall BHS reproduce, sell, license or rent the Applications or derivative works based on the Applications or similar to the Applications to any third parties. BHS may use the open interfaces provided with the Applications using the Interface Definition Language
    (IDL) to use or develop other software applications.


11. WARRANTIES; INDEMNIFICATION.

    11.1  CFN represents and warrants to BHS as follows:

          11.1.1 CFN has full power and authority to enter into and perform this Agreement.

          11.1.2 CFN owns or has sufficient rights in and to the Applications to grant the license granted in this Agreement. The materials to be provided to BHS hereunder shall be original, except for material in the public domain and such excerpts from other works as may be included with the written permission of the copyright, patent or trademark owners; CFN has the right to disclose to BHS all information and materials made available to BHS in the course of performing this Agreement. To the best of CFN's knowledge, such materials do not infringe any trade name, trademark, patent or copyright or other proprietary right or other common law or statutory right of any third party.

          11.1.3 On their respective Live Dates and on such subsequent dates upon which additional Documentation, Minor Releases or other written materials are provided by CFN, each Application shall conform in all material respects to the specifications set forth on SCHEDULE A:
          DESCRIPTION OF APPLICATIONS and the Documentation and any other written materials related thereto provided by CFN in effect as of such dates.

          11.1.3 On their respective Live Dates, each Application shall be clear of any time bombs, viruses or disabling features.

          11.1.4 The occurrence in, or the use of the Applications of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Applications with respect to date dependent data, computations, output or other functions, including but not limited to calculating, computing and sequencing, and the Applications will create store and generate output data related to or including the Millennial Dates without errors or omissions.

    11.2 In the event any Application is changed or modified other than by CFN (except in accordance with Section 6.10) is used with any hardware or software other than the OEM Products set forth in SCHEDULE F: SUPPORTED PLATFORMS or described in SCHEDULE A: DESCRIPTION OF APPLICATIONS or otherwise designated in writing by CFN, then any representation or warranty of CFN with regard to such Application (and any other Application that depends for its operability on such Application) shall be void.

    11.3  BHS  represents and warrants to CFN as follows:

          11.3.1 BHS has full power and authority to enter into and perform this Agreement and to grant the rights granted in this Agreement.

          11.3.2 BHS has the right to disclose to CFN all information and materials made available to CFN in the course of performing this Agreement.

    11.4 THE WARRANTIES EXPRESSED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SOFTWARE, HARDWARE AND OTHER PRODUCTS AND SERVICES PROVIDED UNDER THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

    11.5.  CFN shall indemnify, defend and hold harmless BHS and BHS's
    subsidiaries,   affiliates,  officers and directors,  or otherwise dispose of, at its sole cost and expense, including reasonable attorneys' fees, any and all losses, damages to persons or property, liabilities, costs, charges, and expenses (collectively, "losses") solely to the extent that such losses result from any claim, suit or proceeding brought against BHS that alleges that the Applications, as delivered and installed in accordance with the terms of this Agreement, infringes any patent or copyright, and to pay the amount of any judgment or settlement, provided that BHS gives CFN prompt notice of such claim, suit or proceeding and gives CFN full information and reasonable assistance in its defense or settlement. CFN shall be entitled to direct such defense and to settle or otherwise dispose of such claim, suit or proceeding as it sees fit. If, however, any Application becomes subject to any such claim, or there is any threat of any such claim, CFN may, at its option, obtain for BHS the right to continue using the Application or make any modifications of, or substitutions to, the Application which are necessary to make it noninfringing, provided that such modifications or substitutions do not materially compromise the functionality of such Application. BHS's cooperation with CFN at CFN's request, in accordance with this Section, shall be at CFN's expense. No costs or expenses shall be incurred for the account of CFN without its prior written consent. BHS may participate with CFN in BHS's own defense in such claim, suit or proceeding, at BHS's option at its sole expense.

    11.6 BHS shall indemnify, defend and hold harmless CFN, and CFN's subsidiaries, affiliates, officers and directors, from, or otherwise dispose of, at its sole cost and expense, including reasonable attorneys' fees, any and all losses, damages to persons or property, liabilities, costs, charges, and expenses (collectively, "losses") solely to the extent that such losses result from BHS's negligent acts or omissions in using the Applications. Subject to the next sentence, the foregoing indemnity shall not be applicable to any claim that the Applications or the use thereof by BHS violate any person's patent, copyright or other proprietary right. Notwithstanding the foregoing, BHS agrees to indemnify, defend and hold harmless CFN, CFN's and CFN's subsidiaries, affiliates, officers and directors, from, or otherwise dispose of, at its sole cost and expense, including reasonable attorneys' fees, any and all losses incurred as a result of a claim based on modifications or changes to the Applications made other than by CFN (except in accordance with Section 6.10).

    11.7 Each party will name the other ( to the extent required to afford coverage to the other party under the naming party's policy) as an additional named insured to the naming party's general liability insurance coverage. The extension of coverage shall not apply to the additional insured's losses arising wholly or (to the extent of such partial liability) partly from its own liability, or that of its agents, affiliates or subsidiaries. The coverage afforded by the additional insured endorsement shall be limited to the additional insured's legal liability for the losses set forth in Sections 11.5 and 11.6.


12. LIMITATION OF LIABILITY.

    12.1 In the event that the Applications do not perform substantially in accordance with the description set forth in SCHEDULE A: DESCRIPTION OF APPLICATIONS and/or the Documentation, CFN shall at its sole cost and expense for a period of four (4) months after Acceptance of the Applications by BHS pursuant to Section 5.5, promptly after notice by BHS, correct any errors, defects, or nonconformities in the Applications. In the event the nonconforming Application does not meet, in all in material respects, the acceptance test criteria established pursuant to Section 5.5, BHS shall receive a refund equal to 50% of the aggregate of the license and Support Service fees for such

    Application actually paid by BHS. CFN shall have no obligation to correct any errors, defects, or nonconformities in the Applications if the Applications have been changed or modified other than by CFN (except in accordance with Section 6.10), if the Applications have been used with OEM Products other than those set forth in SCHEDULE F: SUPPORTED PLATFORMS or described in SCHEDULE A: DESCRIPTION OF APPLICATIONS or otherwise designated by CFN, or the nonconformity, defect, or error relates to any item which was tested in the acceptance tests pursuant to Section 5.5, unless Acceptance of the Application was conditioned, in writing, upon the correction of such nonconformity. The foregoing shall be CFN's sole liability and responsibility in the event of any defects, errors, or nonconformities in the Applications.

    12.2 Neither party shall be liable to the other for incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, whether or not it has been advised of the possibility of such damages.

    12.3 The remedies set forth throughout this Agreement constitute the parties' sole and exclusive remedies and entire liability in the event of a breach and/or termination of this Agreement or any Schedule to this Agreement.
    12.4 Except in the event of a breach of the representations and warranties set forth in Sections 11.1.2 and 11.1.4, in no event shall CFN's liability to BHS or any person claiming through BHS, or as a result of the authorized or unauthorized use of the Applications by or through BHS, exceed in the aggregate the license and Support Service fees actually paid to CFN hereunder.


13. INSPECTION RIGHTS.

    During the term of this Agreement or any agreement pursuant to which CFN is providing Support Services to BHS and for a period of five (5) business days after the last of this Agreement or any such Support Service agreement to expire:

    13.1 CFN shall have the right to inspect the BHS Facilities during normal business hours (9:00 A.M. to 5:00 P. M., local time), on not less than five
    (5) business days written notice, in order to audit the identity of the users of the Applications, the location and number of processors upon which the Applications are being accessed and the uses of the Applications.

    13.2 CFN may, at its sole discretion, choose to automatically monitor, audit and enforce compliance of BHS's use of the Applications in conformity with the license usage conditions through features built into the Applications or through remote access of the Applications. CFN shall disclose to BHS if and when such monitoring is initiated and shall notify BHS of its intention to "dial-in" to BHS's information management facilities. CFN shall not disable the Applications or any other software or hardware of BHS in the process of such monitoring.


14. RISK OF LOSS.

    Subsequent to Acceptance Date of the Applications by BHS, BHS shall be responsible for the Applications and all associated Documentation, and bear the risk of loss for the same. CFN will maintain a backup copy of the Applications and the related Documentation in the form delivered to BHS, and as updated or modified by CFN from time to time, and shall provide a copy to BHS at BHS's cost and expense (at CFN's standard rates for time and materials) in the event of loss by BHS.


15. CAUSES BEYOND THE PARTIES' CONTROL.

    15.1 Neither party shall be liable for delay or failure to perform its obligations herein set forth nor shall either party be held to have breached any of its obligation hereunder by reason of any delay or failure, if such delay or failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include, without limitation, acts of God or of the public enemy, acts of the Federal or any state or local government or agency in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restriction, strikes, negligence or other fault of the other party or any delay or failure on the other party's part in the performance of any of its obligations or giving of any approvals hereunder, refusal or inability of a common carrier to provide communications capabilities, earthquakes, energy, or materials, freight embargoes, delays in transportation, unusually severe weather, or other circumstances beyond either party's control, or any delay or failure of any supplier or subcontractor of CFN resulting from any of the above; provided, however, that the foregoing shall not excuse either party from its obligations under this Agreement to protect the other's proprietary information. Any time for performance under this Agreement shall be mutually agreed upon and extended for a period of time equal to any time lost by reason of such delay. Either party shall promptly inform the other of any such delays and corresponding extension in agreement in writing.

    15.2 In the event that CFN's failure to meet any performance date is caused by BHS's failure to meet its obligations under the terms of this Agreement, such CFN failure shall not be deemed a breach of this Agreement.


16. TERMINATION.

    16.1 In the event that the Implementation Project Plan is delayed more than 30 days, except as a result of CFN's excused performance under
    Section 15.1 or breach of this Agreement by BHS, BHS may terminate this Agreement if within 15 days after BHS notice of an intent to terminate under this Section 16.1, CFN does not commence to perform its obligations under this Agreement and diligently continue such performance without further delay or interruption. Upon such termination, neither party shall have any further obligation to the other, and no amounts previously paid to CFN shall be refundable; provided however, that if CFN has not given notice of accomplishment of the first Milestone, BHS shall receive a refund equal to 50% of the initial payment made to CFN pursuant to SCHEDULE E: SOFTWARE FEES AND SCHEDULE OF PAYMENTS, Section 1.2.1.


    16.2 This Agreement may be terminated at any time by either party upon the occurrence of an Event of Default. The following events shall be deemed to be events of default ("Events of Default") with respect to either party:

          16.2.1. Making an assignment for the benefit of creditors or filing a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under similar laws or statutes of the United States or any State thereof;

          16.2.2. Adjudication of either party as bankrupt or insolvent in proceedings filed against either party under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any State thereof;

          16.2.3. Appointment of a receiver for all or substantially all of the assets of a party, or

          16.2.4. Except as set forth in Section 16.1, a breach by the other party of any term or condition of this Agreement, provided that:
 .
          16.2.4.1 In the event of a breach by BHS of any term or condition of Sections 6 or 10 of this Agreement, in addition to any other remedies available to CFN pursuant to this Agreement or otherwise; upon written notice specifying the nature of such breach, such termination shall be immediate, the License with regard to all Applications shall be terminated, and BHS shall immediately cease to use the Applications and shall destroy all copies of the Applications and the Documentation.

          16.2.4.2 In the event of a breach of any term or condition of this Agreement other than as set forth in Sections 6 or 10, if written notice specifying the nature of such breach has been given and such breach has not been cured within 60 days after receipt of such notice, or if such breach is of a nature that it cannot be cured within such 60 day period or the breaching party has not commenced to proceed to cure such default within such said 60 day period; provided, however, that if such breach shall be of any obligation to timely pay any amount due hereunder, the cure period shall be 30 days.

    16.3 Upon termination of this Agreement for any reason other than non-payment by BHS or breach by BHS of any term or condition of Sections 6 or 10 of this Agreement, should BHS request CFN's assistance, CFN shall provide BHS (at its then current CFN Service Rates) on a best efforts basis with all support reasonably requested by BHS to convert, transfer and store production data so that it can be utilized in a successor applications.

    16.4 Upon termination of the License or this Agreement for any reason, BHS shall destroy all copies of the Applications and the Documentation.


17. INJUNCTIVE RELIEF; PRE -ACCEPTANCE DISPUTE RESOLUTION.

    17.1 In the event of a breach or threatened breach of any of the terms and conditions of Sections 6 or 10 of this Agreement by BHS, or any of its employees, agents, independent contractors, representatives or affiliates, or any other person or entity who has obtained access to the Applications from or through BHS or any of its employees, agents, independent contractors, representatives or affiliates, BHS acknowledges that CFN shall be entitled to preliminary and permanent injunctive relief to enforce the provisions of this Agreement, but nothing herein shall preclude CFN from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

    17.2.1 In the event a dispute arising prior to Acceptance of the Applications that cannot be resolved by the parties' respective Project Managers, the matter shall be referred to designated representatives of each party, who shall work to resolve the matter amicably, expeditiously and fairly and shall document the resolution of such dispute in writing. The initial designated representatives of the parties are as follows:

          CFN:     Vice President, Technical Support
          BHS:     BHS Contact Executive.

    A party may designate another representative at any time by notifying the other party. The referral of the dispute to the designated representatives shall not delay any time for performance under this Agreement or otherwise be deemed to waive the rights of either party under this Agreement.

    17.2.1 Any disputes that cannot be resolved amicably within 60 days of notice by either party of its desire to refer the matter to the designated representatives shall be exclusively resolved by binding arbitration in Miami Florida, under the then prevailing rules of the American Arbitration Association. The decision of the arbitrator will be entitled to
    enforcement in any court of competent jurisdiction.   As part of the award,
    the prevailing party shall be entitled to recover reasonable fees for its time and to recover all costs, including attorney fees and costs, incurred in enforcing its rights under this Agreement.


18. MISCELLANEOUS.

    18.1 None of the terms of this Agreement shall be deemed to be waived or amended by either party unless such waiver or amendment is in writing and signed by both parties, and recites specifically that it is a waiver of, or amendment to, the terms of this Agreement. Any amendment to this Agreement must be signed by the Executive Vice President and Chief Financial Officer of BHS (or such other person who shall have previously been designated in writing) in order to be effective and by the CEO of CFN (or such other person who shall have previously been designated in writing) in order to
    be effective.   The failure of CFN or BHS in any one or more instances to
    insist upon strict performance of any of the terms or provisions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, or the right to assert or rely upon any such terms or provisions on any future occasion.

    18.2 In the event that a court of competent jurisdiction and last resort holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement shall remain in full force and effect.

    18.3 This Agreement is deemed to have been entered into in the State of Florida, and its interpretation, its construction, and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Florida, exclusive of its choice of law rules.

    18.4 BHS may, upon written notice to CFN, assign this Agreement in whole to any party, other than a competitor of CFN, acquiring substantially all of BHS's assets or with which BHS merges and which, in either event, agrees in writing to assume each and every obligation conferred upon BHS under this Agreement. BHS may not otherwise assign this Agreement without CFN's prior written consent and any attempted unauthorized assignment shall be void.

    18.5 CFN may, upon written notice to BHS, assign this Agreement in whole to any party acquiring substantially all of CFN's assets or with which CFN merges and which, in either event, agrees in writing to assume each and every obligation conferred upon CFN under this Agreement.

    18.6 This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

    18.7 CFN shall perform all services under this Agreement as an independent contractor and not as an agent or employee of BHS.

    18.8 All notices to be given under this Agreement shall be made in writing and if given by mail, shall be mailed by certified or registered mail, return receipt requested, or by Federal Express, Express Mail or other similar express deliver service, to the other party at its address set forth below or at such other address as the party may specify on five days' written notice. Notices may also be hand delivered or sent by telex, telegraph. All notices shall be effective upon receipt. The parties' addresses for notice are as follows:

          To CFN:  Healthcare Computing Systems, Inc.
                   235 High Street, Suite 410
                   Morgantown, WV 26505
                   Attn.:   Dr. V. Jagannathan

          To BHS:  Baptist Health Systems of South Florida, Inc.
                   Information Technologies
                   8900 North Kendall Drive
                   Miami, FL 33176-2197
                   Attn.: Kent Wreder


    18.9 Neither party shall solicit or seek to employ or retain any employee, consultant or independent contractor of the other party for a period of one (1) year after the date of the last Acceptance under this Agreement without the prior written consent of the other party.

    18.10 The section headings in this Agreement are for convenience of reference only and shall not be used in the interpretation or construction of this Agreement.

    18.11 The provisions of Sections 10, 11, 12, 13, 14, 17 and 18 shall survive any termination of this Agreement.

    18.12 Each party represents to the other that this Agreement has been duly authorized by such party and has been signed and delivered by the duly authorized officer or agent of such party.

    18.13 This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

    18.14 This Agreement contains the entire understanding between the parties and supersedes any prior oral or written agreement or understanding previously made between the parties.


    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             BAPTIST HEALTH SYSTEMS OF SOUTH FLORIDA, Inc.

                             By: /s/ Mimi Tortolini
                                -------------------
                             Name: Mimi Tortolini
                                  ---------------
                             Title: V.P., Information Technology
                                   -----------------------------


                             CAREFLOW | NET, INC.

                             By:  J. Calvin Kaylor
                                 -----------------
                             Name: J. Calvin Kaylor
                                  -----------------
                             Title: President and CEO
                                   ------------------

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.


                               SCHEDULE A TO  AGREEMENT
                              DATED AS OF MARCH 3, 1997

                             DESCRIPTION OF APPLICATIONS

This Schedule describes the Applications that will be delivered by CFN to BHS pursuant to this Agreement.
[*]

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.

[*]

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.

[*]

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.

[*]

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.

[*]

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.

[*]

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.

                               SCHEDULE B TO AGREEMENT
                              DATED AS OF MARCH 3, 1997

                               IMPLEMENTATION SERVICES


1.  IMPLEMENTATION SERVICES.

    1.1 The Implementation Services shall consist of the following services provided by CFN:

           1.1.1   Delivery of Applications to BHS

           1.1.2   Training the Trainers sessions

           1.1.3   Project Management status meetings

           1.1.4   Analysis and design meetings

           1.1.5   Feedback collection and analysis meetings

           1.1.6   On-site installation support.

    1.2 These services listed above will be provided to BHS during the course of performance of the Implementation Project Plan at a fixed price of [*], which shall include all labor and travel expense costs incurred by CFN in providing such services.

    1.3    After completion of Milestone 5, Support Services described in
    Section 8 of the Agreement and SCHEDULE D: SUPPORT SERVICES will be available upon the terms set forth on SCHEDULE E: FEES AND SCHEDULE OF PAYMENTS. Additional CFN services can be provided to BHS on an "as available, best efforts" basis at the standard CFN Service Rates.

                               SCHEDULE C TO AGREEMENT
                              DATED AS OF MARCH 3, 1997

                             IMPLEMENTATION PROJECT PLAN


Project Plan and Milestones:

The following describes the project plan for the CFN Implementation Services. The figure below highlights the various milestones. Milestones are numbered M1 through M5.





                                    [CHART]





Assuming an effective start date ("ESD") of March 3, 1997, M5 will be September 3, 1997. Slippage in the ESD start date will shift all the milestones by a corresponding time frame.

ESD: Kick-off meeting in Miami and review of project plan and get information on Lanier system integration.

ESD + 1 month (M1): Concept of operations of the transcriptionist, Provider and System Adman. detailed in terms of Use cases. Mockup of the various interfaces provided to BHS for evaluation and comment.

ESD + 3 months (M2): Open interface specifications and pre-release of the various graphical interface Applications for comment.

ESD + 4 months (M3): Integration with Lanier completed and testing of the all Applications begins in Morgantown.

ESD + 5 months (M4): Trip to Miami to kick-off on-site installation and testing.

ESD + 6 months  (M5): Go live date with all Applications.

                               SCHEDULE D TO AGREEMENT
                              DATED AS OF MARCH 3, 1997

                                   SUPPORT SERVICES


1. CFN currently offers two Support Plans for Licensed Applications: a Standard Support Plan and a Priority Support Plan. BHS may choose either plan, but must choose the same plan for all Applications.

    1.1 The "Standard Support Plan" carries an annual service fee as specified in SCHEDULE B SOFTWARE FEES AND SCHEDULE OF PAYMENTS (with proportional increases for added usage units based on additional licenses purchased by BHS). The Standard Support Plan provides for telephonic, electronic mail or remote control (dial-up or Internet based) support by CFN during normal business hours (9:00 a.m. - 5:00 p.m.) Monday through Friday, excluding Federal holidays) for any of the covered Applications.

    1.2 The "Priority Support Plan" carries an annual service fee as specified in SCHEDULE B SOFTWARE FEES AND SCHEDULE OF PAYMENTS (with proportional increases for added usage unit based additional licenses purchased by BHS). The Priority Support Plan provides for telephonic, electronic mail or remote control (dial-up to Internet based) support by CFN during normal business hours (9:00 a.m. - 5:00 p.m.) Monday through Friday, excluding Federal holidays) for any of the covered Applications, as well as around the clock, seven days a week off-site support from CFN personnel reachable through a paging service.

2. Minor Releases - So long as BHS subscribes to either of the above plans for an Application, BHS shall continue to receive Minor Releases to the supported Application. Minor Releases shall be in electronic form, either shipped to BHS or down-loadable from CFN's Web site, by mutual agreement of the parties. Telephonic, electronic mail or remote control (dial-up or Internet based) assistance with installations of new Minor Releases will be provided to BHS at no additional charge, during the hours of coverage available through the selected Support Service Plan. CFN shall use its reasonable best efforts to remain compliant with future versions of the HL7 Standard and its successor standards. CFN will use its reasonable best efforts to design the Applications and to maintain the Applications, for so long as an agreement is in effect with regard to Support Services, in conformity with OMG approved standards.

3. On-Site Support - If requested by BHS, on-site support at BHS can be provided on an "as available" basis at the standard CFN Service Rates.

4. CFN may from time-to-time in its sole discretion change the features of its existing Support Plans or offer other Support Plans. In such event, BHS shall have the option of converting its Support Plan then in effect to an alternative plan, upon payment of the additional fees, if any, payable for such alternative plan.

5. Additional custom services relating to integration with third party vendor products or other matters may be provided, upon agreement by the parties, at standard CFN Service Rates, or as otherwise agreed by the parties.

    THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY
                          FILED WITH THE COMMISSION.

                           SCHEDULE E TO  AGREEMENT
                          DATED AS OF MARCH 3, 1997

                    SOFTWARE FEES AND SCHEDULE OF PAYMENTS

The following describes the Application license fees, Implementation Service fees, Support Service fee and other fees, if any, to be paid by BHS for the Applications delivered under this Agreement. The Applications are defined in Schedule A to this Agreement.

These fees, and usage rights based on the payment of the applicable fees, are further qualified as specified in the Agreement.

1.1.1 The following are the Application license fees currently in effect, the Implementation Service fees for the Implementation Services set forth on SCHEDULE C: IMPLEMENTATION PROJECT PLAN, and the Support Service fees for the first annual period:


-----------------------------------------------------------------------------------------------------------------------------------
                                  License Unit Price Per   Unit   Initial Fee Initial Units   Usage    Enhancements,  Enhancements,
                                                 Unit    Interval               Included      Period     Fixes and      Fixes and
                                                                                             Included    Standard       Priority
                                                                                                          Annual         Annual
                                                                                                         Support        Support
-----------------------------------------------------------------------------------------------------------------------------------
FRONT END
-----------------------------------------------------------------------------------------------------------------------------------
          Transcription Entry    Licensed User    [*]                [*]            18       Perpetual      [*]           [*]
          (including
          technicians)
-----------------------------------------------------------------------------------------------------------------------------------
          Clinician Sign off     Per Processor    [*]                [*]            20       Perpetual      [*]           [*]
          of Transcribed notes
-----------------------------------------------------------------------------------------------------------------------------------
          Clinician Review of
          Transcribed notes      Per Processor    [*]                [*]            20       Perpetual      [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                                             [*]                                    [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------
MIDDLEWARE
-----------------------------------------------------------------------------------------------------------------------------------
          Report Repository      Per Processor    [*]                [*]            1        Perpetual      [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------
          Report Routing         Per Processor    [*]                [*]            1        Perpetual      [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------
          Security Service       Per Processor    [*]                [*]            1        Perpetual      [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------
          Patient Demographics   Per Processor    [*]                [*]            1        Perpetual      [*]           [*]
          Update + Retrieval
-----------------------------------------------------------------------------------------------------------------------------------
          Medical Staff          Per Processor    [*]                [*]            1        Perpetual      [*]           [*]
          Demographics Update
          + Retrieval
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                                             [*]                                    [*]           [*]
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Backend
-----------------------------------------------------------------------------------------------------------------------------------


THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.


-----------------------------------------------------------------------------------------------------------------
              Database for Reports      Per Processor     [*]         [*]  1    Perpetual      [*]        [*]
              and Demographics
              HTML Repository           Per Processor     [*]         [*]  1    Perpetual      [*]        [*]
-----------------------------------------------------------------------------------------------------------------
      SUBTOTAL                                                        [*]                      [*]        [*]
-----------------------------------------------------------------------------------------------------------------
    Interfaces Lanier                   Lanier System     [*]         [*]  3    Perpetual      [*]        [*]
-----------------------------------------------------------------------------------------------------------------
              Demographics from ADT        ADT System     [*]         [*]  2    Perpetual      [*]        [*]
-----------------------------------------------------------------------------------------------------------------
              Report Routing to HIS        HIS System     [*]         [*]  2    Perpetual      [*]        [*]
-----------------------------------------------------------------------------------------------------------------
              Report Routing to            Com Server     [*]         [*]  1    Perpetual      [*]        [*]
              Communication Server
-----------------------------------------------------------------------------------------------------------------
      Subtotal                                                        [*]                      [*]        [*]
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total Licenses                                                        [*]                      [*]        [*]
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                        "Luminary Site" Discount 25%                  [*]                      [*]        [*]
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                         Discounted Total Licenses                    [*]                      [*]        [*]
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
IMPLEMENTATION
   SERVICES                                                                                       N/A       N/A
-----------------------------------------------------------------------------------------------------------------
              Requirements                        N/A                 [*]
              Specification and
              Project Management
              Meetings
-----------------------------------------------------------------------------------------------------------------
              Customization                                           [*]
              Allowance
-----------------------------------------------------------------------------------------------------------------
      Subtotal                                                        [*]                      [*]        [*]
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
         TOTAL                                                        [*]                      [*]        [*]
          COST
-----------------------------------------------------------------------------------------------------------------


1.1.2 Support Service fees for the second and third annual periods shall be equal to the prior period's fees X the change in the CPI between the two periods. Fees for subsequent periods shall be the fees then in effect, as determined by CFN.

1.2 Schedule of payments for the aggregate of the initial Application license fees and the Implementation Service fees:

          1.2.1     Fifty percent (50%) is due upon the Effective Date

THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.


1.2.2 Ten percent (10%) is due upon delivery of notice, pursuant to Section 5.4, of the achievement of each successive milestone, M1 through M5, identified in Schedule D, for a total of five (5) such payments.


1.3       Schedule of Support Service fee payments:

          1.3.1 Fees for the first annual period are due in full on or before the date of Milestone 5.

          1.3.2 Fees for subsequent annual periods are due in full on or before the commencement of such periods.


1.4.      Additional Usage Units

          1.4.1 One-time License Fee for additional units (processors) : The per unit fee for additional units added during the first annual period shall be as set forth in 1.1.1, above.
                    Subject to Section 3, below, (i) the per unit fee for additional units added during the second and third annual periods shall be equal to the prior period's fees X the change in the CPI between the two periods, and (ii) subsequent to the third annual period after the Effective Date, the License fee for additional units shall be the fee then in effect, as determined by CFN. The fees for the additional usage units are due in advance of the activation of such usage units.

          1.4.2     Support Service fees for additional units:   The annual fee
                    then in effect for Support Services shall be adjusted proportionally to the increase in the number of licensed usage units. The amount of such increase is due in advance of the activation of such usage units.

1.5       CFN Service Rates

          1.5.1 The CFN Service Rates in effect as of the Effective Date are:

                    Vice President
                            or other officer..         [*]
                    Senior Technical Staff....         [*]
                    Junior Technical Staff....         [*]
                    Administrative Support....         [*]

               The CFN Services Rates are subject to change in CFN's sole discretion.

          1.5.2 Should travel by CFN personnel be needed for the performance of the CFN

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THE INFORMATION BELOW, MARKED BY * AND [ ], HAS BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAD BEEN SEPARATELY FILED WITH THE COMMISSION.


                    services, such expenses shall be billed on a pass-through basis at actual out-of-pocket cost.

          1.5.3 Travel times shall be billable at the rates specified above, based on door-to-door travel times.

          1.5.4 All services will be billable in fifteen (15) minute increments.


2         Licenses for Major Releases and other new products .

          BHS shall have the option to obtain a license for any Major Release or any other new software application or product for which CFN makes licenses available on a non-exclusive basis. The license terms, including the fee and terms of payment, for any such license shall be as mutually agreed by the parties, subject to Section 3, below.

3         Special Pricing Terms.


                                          [*]

                               SCHEDULE F TO AGREEMENT
                              DATED AS OF MARCH 3, 1997

                                 Supported Platforms

The Supported Platform shall include the following operating environments for the Software:

1.   HARDWARE:

     Hosts / servers:         Windows NT 4.0 Server
     End-user Workstations:   IBM-compatible PCs

2.   OPERATING SYSTEMS:

     Windows:  Windows 95 or Windows NT 4.0 for all clients.

3.   NETWORKING ENVIRONMENT:

     Any environment supporting TCP/IP.

4.   DATABASE MANAGEMENT SYSTEM:

     Oracle 7.0 (running on Windows NT)

5.   MIDDLEWARE:

     Object Request Broker: Orbix, Orbix for Windows and Orbixweb 2.1 all from Iona, Inc.

     Interface Gateways:   any gateway that supported Health Level 7 version 2.2
     compliant messages

6.   WEB BROWSERS AND SERVERS

     Netscape Web browser 3.0 or above and Netscape Suitespot server set. Microsoft's Internet Explorer will be supported for patient information review applications.

7.   OTHER SOFTWARE

     Microsoft Word 7.0, Active X and Java.

                               SCHEDULE G TO AGREEMENT
                              DATED AS OF MARCH 3, 1997


                                   BHS FACILITIES

                               [TO BE PROVIDED BY BHS]